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                                                                   EXHIBIT 23.3



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 24, 1998, in the Registration Statement (Form S-1) and related Prospectus of Cybernet Internet Services International, Inc. for the registration of 1,500,000 shares of its common stock.


                                                                 ERNST & YOUNG
                                                       WIRTSCHAFTSPRUFUNGS-UND
                                               STEUERBERATUNGSGESELLSCHAFT MBH


Vienna, Austria
November 24, 1998